EXHIBIT A

     THIS REVISED EXHIBIT A, dated as of _________, 2005 is Exhibit A to that certain Amended and Restated Transfer Agency Services Agreement dated as of December 15, 2003 between PFPC Inc. and First Defined Portfolio Fund, LLC with respect to transfer agency services.


                                          PORTFOLIOS

                               The Target Managed VIP Portfolio
                                 The DOW(SM) DART 10 Portfolio
                             The DOW(SM) Target Dividend Portfolio
                             Global Dividend Target 15 Portfolio
                                   S&P Target 24 Portfolio
                                  NASDAQ Target 15 Portfolio
                                Value Line Target 25 Portfolio
                           First Trust 10 Uncommon Values Portfolio
                                 First Trust Energy Portfolio
                           First Trust Financial Services Portfolio
                             First Trust Pharmaceutical Portfolio
                               First Trust Technology Portfolio


Agreed:

PFPC INC.

By:     ___________________________

Title:  ___________________________


FIRST DEFINED PORTFOLIO FUND, LLC

By:     ___________________________

Title:  ___________________________